SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        May 14, 1999
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.


Unocal Corporation's Unocal Canada Resources subsidiary (Unocal Canada) has completed its investment of C$265 million (approximately US$180 million) to acquire approximately 46 percent of Calgary-based Northrock Resources Ltd. (Northrock).

The investment was effected by the acquisition of 10 million shares of Northrock common stock at C$14 per share pursuant to a partial tender offer to Northrock's shareholders and 7.64 million shares of Northrock common stock at C$16 per share pursuant to a private placement.

In addition to Unocal Canada's investment described above, Northrock has the right, until December 31, 1999, subject to Northrock shareholder approval at the annual general meeting, to require that Unocal Canada purchase additional Northrock common shares from treasury at a price of C$15 per share, up to a maximum ownership level of 49.9 percent.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                            UNOCAL CORPORATION
                                               (Registrant)





Date:  May 18, 1999                        By:   /s/ JOE D. CECIL
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                                                  Joe D. Cecil
                         Vice President and Comptroller